                              AMENDED AND RESTATED
                              --------------------
                             FUND SERVICES AGREEMENT
                             -----------------------

     AMENDED AND RESTATED FUND SERVICES AGREEMENT made as of October 7, 2002, by and between E*TRADE Funds (the "Trust"), on behalf of each series listed on Exhibit A hereto (each a "Fund"; collectively, the "Funds"), as such Exhibit A may be amended from time to time, and The Bank of New York, a New York banking organization ("BNY").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Trust and BNY entered into a Fund Services Agreement on October 7, 2002, and each party wishes to amend and restate that agreement herein;

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and each Fund is a separate investment series of the Trust;

     WHEREAS, each Fund desires to retain BNY to provide the services identified in Schedule I of Exhibit A hereto and BNY is willing to provide such services, all as more fully set forth below;

     NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.   Appointment.
     ------------

     The Trust, on behalf of the Funds, hereby appoints BNY as its agent for the term of this Agreement to perform the services for each Fund, as described in
Schedule I of Exhibit A, herein. BNY hereby accepts such appointment and agrees to perform these services in accordance with the terms described herein.

2.   Representations and Warranties.
     -------------------------------

     (a) The Trust hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

          (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

          (ii) this Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms; and

          (iii) it is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its trust instrument, and all amendments thereto ("Charter") or by-laws, and all amendments thereto ("Bylaws") nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

     (b) BNY hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing, that:

          (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

          (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and

          (iii) it is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its organizational documents, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

3.   Delivery of Documents and Notification of Filing.
     -------------------------------------------------

     (a) The Trust will promptly deliver to BNY true and correct copies of each of the Trust's Charter and Bylaws as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any, and a resolution of the Trust's Board authorizing the execution, delivery and performance of this Agreement.

     (b) The Trust shall notify BNY of the date of filing of any amendment or applicable supplement to its then-current prospectus or statement of additional information most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Fund (the "Prospectus"), and until such notice is received BNY shall not be deemed to have notice of any information contained in such supplement or amendment.

4.   Duties and Obligations of BNY.
     ------------------------------

     (a) Subject to the direction and control of the Trust's Board and the provisions of this Agreement, BNY shall provide to each Fund the services set forth on Schedule I attached hereto.

     (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

     (c) In performing hereunder, BNY shall in accordance with its standard of care endeavor to act in conformity with the Trust's Charter and By-laws last delivered to BNY; the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time; and each Fund's Prospectus.

     (d) BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records or services normally performed by the Funds' respective counsel or independent auditors, except as otherwise described in this Agreement.

     (e) Upon receipt of the Trust's prior written consent and not otherwise, BNY may delegate any of its duties and obligations hereunder to any delegee or agent on such terms and conditions including BNY's liability for the acts or omissions for such delegee or such agent as BNY and the Trust agree upon in writing.

     (f) The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, administrator, and transfer agent ("service providers"), to cooperate with BNY and to provide BNY, upon request, such information, documents and advice relating to the Funds as is within the possession or knowledge of such persons and is reasonably believed by BNY to be necessary or appropriate in order for BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely on any instructions, advice, information, or documents relating to the Funds provided to BNY by any of the service providers described in this subsection (f). All fees or costs charged by such service providers shall be borne by the appropriate Fund. BNY shall promptly notify the Trust if any requested information, document, or advice is not promptly received in response to a request by BNY.

     (g) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting as administrator for or with any third parties.

     (h) BNY may request from the Trust written instructions with respect to any matter or issue which is not routine and not generally arising in the ordinary course in connection with BNY's performance hereunder. BNY is entitled to reasonably rely and act in good faith accordance with such written instructions given by authorized persons and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such request for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with the proposal included in any such request on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such request specifying the action to be taken or omitted. BNY may consult with counsel to the Trust, at the Trust's expense or its own counsel, at BNY's expense, with respect to any matter or issue. Following such consultation, BNY must promptly notify the Trust of the course of action that BNY intends to take if written instructions are not received within a stated additional period of time after such notice. Under these circumstances, BNY shall not be liable for taking such actions as if written instructions had been provided.

     (i) BNY shall be responsible for determining and properly reflecting, and advising or notifying the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund, (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to it shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

     (j) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I or II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

5.   Allocation of Expenses.
     ----------------------

     Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Fund, including but not limited to organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund's trustees, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the costs (including mailing costs) of printing and distributing Prospectuses, reports, notices and proxy materials to such Fund's shareholders, all expenses incidental to holding meetings of such Fund's trustees and shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify its trustees and officers.

6.   Standard of Care; Indemnification.
     ----------------------------------

     (a) BNY shall at all times act in good faith and agree to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to the Funds or Trust unless such loss or damage is caused by BNY's own bad faith, negligence, or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, or that of its directors, officers or employees, delegees, or agents, provided however that it shall not be liable to the Funds or Trust or any third party for any special, indirect, or consequential damages, or for lost profits or lost business arising under or in connection with this Agreement, even if previously informed of such possibility and regardless of the form of action.

     (b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reasonable reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust's Prospectus or Prospectus(es), (iii) any instructions of an officer of the Trust, (iv) any opinion of legal counsel for the Trust or BNY, or (v) any information described in Section 4(f); provided, that no Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims arising out of BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees, delegees, or agents. This indemnity shall be a continuing obligation of a Fund, its successors and assigns, notwithstanding the termination of this Agreement.

     (c) BNY shall indemnify and hold harmless the Trust and each Fund from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by BNY), and reasonable attorneys' and accountants' fees arising out of the negligence, bad faith or willful misconduct of BNY or that of its directors, officers or employees, delegees, or agents, except that in no event shall the Bank be liable for special, indirect or consequential damages, or for lost profits or loss of business. This indemnity shall be a continuing obligation of BNY, its successors and assigns, notwithstanding the termination of this Agreement.

     (d) Actions taken or omitted in reasonable reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BNY to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust or BNY's own counsel, shall be conclusively presumed to have been taken or omitted in good faith, and action taken or omitted in reliance on information described in Section 4(f) and in accordance with the standards set forth in Section 4(f), shall be conclusively presumed to have been taken or omitted in good faith and without negligence.

7.   Compensation.
     -------------

     For the services provided hereunder, the Trust agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are reasonably incurred by BNY in performing its duties hereunder and as is mutually agreed from time to time. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Each Fund authorizes BNY to debit such Fund's custody account for all amounts due and payable hereunder. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund's net asset value shall be computed at the times and in the manner specified in the Fund's then-current Prospectus.

8.   Recordkeeping.
     --------------

     BNY shall, as agent for the Trust, and subject to the direction and approval of the Trust's Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in Schedules I and II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Section 31 of the 1940 Act, and the rules and regulations thereunder, and in particular Rule 31a-2, as may be amended. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees, auditors and counsel of the Trust during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which the Trust is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act, as may be amended, shall be and remain the property of the Trust and shall be surrendered to the Trust promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Trust, BNY shall provide in data files or hard copy, whichever the Trust shall reasonably request, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and the Trust shall reimburse BNY for its expenses reasonably incurred in providing such record.

9.   Term of Agreement.
     ------------------

     (a) This Agreement shall continue until terminated at any time without payment of any penalty, by either BNY giving to the Trust, or the Trust giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the Trust shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

     (b) Notwithstanding the foregoing, BNY or the Trust may terminate this Agreement upon 60 days' prior written notice to the other party if the either party terminates either (i) the custody agreement between the parties or (ii) fund accounting agreement between the parties, or fails to perform its obligations hereunder in a material respect.

     (c) In accordance with this Section 9, the Trust may terminate this Agreement with respect to one or more specific Funds without terminating with respect to other Funds.

10.  Confidentiality.
     ----------------

     All books, records, information and data pertaining to the business of the Funds, or their prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to the Trust at least five business days prior to any disclosures pursuant to this Section 10, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

11.  Force Majeure.
     --------------

     BNY shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, non-internal communication services or, but only to the extent beyond Custodian's reasonable control, and, but only if BNY is maintaining such back-up system(s) and disaster recovery plan(s) as are required by its regulators and all laws applicable to BNY, interruption, loss, or malfunction of internal communication services or of computer (software or hardware) services; it being understood that BNY shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

12.  Amendment.
     ----------

     This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Trust to be bound thereby.

13.  Assignment.
     -----------

     This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the Trust.

14.  Governing Law; Consent to Jurisdiction.
     ---------------------------------------

     This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. BNY and the Trust hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. BNY and the Trust each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. To the extent that in any jurisdiction BNY or the Trust may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity.

15.  Severability.
     -------------

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

16.  No Waiver.
     ----------

     Each and every right granted to BNY, the Trust and the Funds hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY, the Trust or the Funds to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, the Trust or the Funds of any right preclude any other or future exercise thereof or the exercise of any other right.

17.  Notices.
     --------

     All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

     if to the Trust or a Fund, at

               E*TRADE Funds
               4500 Bohannon Drive
               Menlo Park, California 94025
               Attention: Liat Rorer
                          President

     if to BNY, at

               The Bank of New York
               100 Church Street
               New York, New York 10286
               Attention: Timothy J. Overzat
                          Vice President

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

18.  Counterparts.
     -------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

19.  Limitation of Liability of the Trustees and Shareholders.
     ---------------------------------------------------------

     It is expressly agreed that the obligations of the Trust hereunder shall not bring upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the assets and property of the Trust, as provided in the Charter. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in its Charter.

20.  Several Obligations of the Funds.
     ---------------------------------

     This Agreement is an agreement entered into between BNY and the Trust with respect to the Funds listed on Appendix A hereto. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, BNY shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though BNY had separately contracted with the Trust by separate written instrument with respect to each Fund.

21.  Persons Authorized to Give Instructions.
     ----------------------------------------

     Attached hereto as Exhibit B is a list of persons duly authorized by the Board to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of the Trust. From time to time the Trust may deliver a new Appendix B to add or delete any person and BNY shall be entitled to rely on the last Appendix B actually received by BNY.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                         E*TRADE FUNDS, on behalf of the Funds
                                         listed in Exhibit A


                                         By:
                                            ------------------------------------
                                         Title:


                                         THE BANK OF NEW YORK


                                         By:
                                            ------------------------------------
                                         Title:

                                    EXHIBIT A
                            E*TRADE Money Market Fund
                      E*TRADE Government Money Market Fund
                       E*TRADE Municipal Money Market Fund
                 E*TRADE California Municipal Money Market Fund
                  E*TRADE New York Municipal Money Market Fund
                          E*TRADE Asset Allocation Fund
                                E*TRADE Bond Fund
                        E*TRADE International Index Fund
                         E*TRADE Russell 2000 Index Fund
                           E*TRADE S&P 500 Index Fund
                          E*TRADE Technology Index Fund

                                   SCHEDULE I

                          Fund Administration Services
                          ----------------------------

     Subject to the direction and approval of Trust officers, BNY will provide the following services to the Funds:

I.   Regulatory Reporting and Filing Services

     A. Prospectus/SAI updates and Proxy materials. Prepare and subject to the approval of the Trust and of its legal counsel file all post-effective amendments and supplements to the Trust's prospectuses and statements of additional information and proxy materials (including preparation of all financial highlights and/or financial statements), and, if requested by Trust officers, assist in the printing and dissemination to shareholders of the Prospectuses, any supplements thereto and proxy materials.

     B. N-SAR, N-CSR, and Semi-annual and annual reports. Prepare and file all Forms N-SAR, N-CSR, semi-annual reports, annual reports and, if requested by Trust officers, assist in the printing and dissemination to shareholders of such forms or reports.

     C. 24f-2 Notices. Prepare and subject to the approval of the Trust file with the SEC the annual Rule 24f-2 Notice, (and all similar state filings, if required by the states). BNY shall not be responsible for preparing any legal opinions required in connection with Rule 24f-2 Notices.

     D. EDGAR filings. Prepare for review and approval by Trust officers and Trust legal counsel (with respect to those filings indicated above), the electronic filing copies (via the SEC's electronic filing system ("EDGAR")) of all of the Trust's or Funds' regulatory filing with the SEC. The Trust will bear the costs of filing and of formatting ("EDGARizing") all such documents for filing.

II.  Routine Tax Services

     A. Tax filings. Working with the Funds' independent public accountants or other professionals as appropriate and subject to their approval, assist with the preparation and filing of federal tax returns, and such state and local returns as directed by the Trust.

     B. 1099-MISC. Provide subject to the approval of the Trust and of its independent public accountants Form 1099-MISC to persons other than corporations (i.e., trustees) to whom the Trust paid more than $600 during the year.

     C. Supplementary tax information. Prepare subject to the approval of the Trust and of its independent public accountants for review by the Trust's officers, supplementary information for shareholders' tax purposes as directed by the Trust.

     D. Sixty-Day Letters. Provide subject to the approval of the Trust and of its independent public accountants sixty-day letters, including dividends received deductions percentage, foreign tax credits, long-term capital gains, wash loss information, and any exempt percentages to the Trust and the Adviser within sixty days from the end of each calendar quarter, if applicable.

     E. Sections 851 and 4982 Tax Compliance. Monitor and periodically test, including on required quarterly testing dates, each Fund's compliance with the requirements of Section 851 of the Internal Revenue Code ("Code") and applicable Treasury regulations for qualification as a regulated investment company, and monitor any excise taxes due under
          Section 4982 of the Code.

     F. Original Issue Discount. Calculate and maintain records pertaining to original issue discount and premium amortization as required.

     G. Wash Sales. Monitor purchases and sales of Fund investments within 30 days of each other to determine compliance with rules governing "wash sales."

III. Routine Compliance

     A. Portfolio compliance. Monitor and periodically test the Funds' compliance with such investment restrictions and other regulatory requirements as set forth in each Fund's Prospectus or as may be agreed to between the BNY and the Trust (e.g., issuer or industry diversification, etc.).

     B. Policies and Procedures Compliance. Assist the Trust's Officers with monitoring each Fund's compliance with Board directives, such as the Trust's compliance procedures, including, but not limited to, guidelines for repurchase agreements and Rule 10f-3, Rule 12d3-1, Rule 17a-7 and Rule 17e-1 policies and procedures.

IV.  Regulatory Affairs and Corporate Governance

     A. Board materials. Subject to the direction and approval of Trust officers, for all regular and special Board meetings, including any committee meetings, prepare agenda, resolutions and minutes; collect background information; prepare all routine Board or committee materials; distribute such materials to all necessary parties, and make such presentations as are requested by Trust officers, as appropriate.

     B. Corporate and Compliance Calendar. Maintain, update and disseminate general corporate and compliance calendar of Board meetings and routine SEC filings.

     C. Insurance Policies. Assist with the review and monitoring of the fidelity bond and errors and commissions insurance coverage and the submission of any related regulatory filings.

     D. Subject to the direction and approval of Trust and of its legal counsel, prepare and update documents, as requested, including the Trust Instrument, By-laws, and foreign qualification filings.

     E. Examinations. Provide support and counsel with respect to routine regulatory examinations or investigations of the Funds and work closely with the Trust's legal counsel in response to any non-routine regulatory matters. Also, coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

V.   General Administration

     A. Board Materials. Prepare or compile schedules of investments, unaudited financial statements, performance and expense information, financial reports, and compliance data and information for inclusion in the Trust's regular quarterly and special Board or committee meeting materials.

     B. Dividend distributions. Calculate dividend distributions in accordance with distribution policies detailed in the Funds' then-current prospectus or Board minutes. Assist Trust management in making final determinations of distribution amounts.

     C. Expense accruals. Prepare expense projections for each Fund, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., advisory, sub-advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, trustees' fees, etc.).

     D. Expense payments. Arrange, as directed by the appropriate Trust officers, for the payment of each Fund's expenses.

     E. Reports to statistical service providers. Report performance of the Funds to outside statistical service providers as directed by Trust management.

                                    Exhibit B

     I, Jay Gould, of E*TRADE Funds, a Delaware business trust (the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust or its investment adviser, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Trust to The Bank of New York.

Name                       Position                   Signature

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------


                                         ---------------------------------------
                                         Signature

                                         Name: Jay Gould
                                         Title: Secretary, E*TRADE Funds